Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of the Hanesbrands Inc. Salaried Retirement Savings Plan of Puerto Rico (formerly the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico) of our report dated June 16, 2006, appearing in the Annual Report on Form 11-K of the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC Oak Brook, Illinois September 5, 2006